SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): May 7, 2007
                                                            -----------


                           GREENMAN TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                    1-13776                   71-0724248
    ---------------              -----------              -------------
    (State or other              (Commission              (IRS Employer
    jurisdiction of              File Number)           Identification No.)
    incorporation)

                              12498 Wyoming Ave So.
                                Savage, MN 55378
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          (Address of principal executive offices, including zip code)


                                 (781) 224-2411
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On May 7, 2007, GreenMan Technologies, Inc. and its wholly owned subsidiaries GreenMan Technologies of Iowa, Inc. and GreenMan Technologies of Minnesota, Inc. (together, the "Companies") reached an agreement with the Companies' primary secured lender, Laurus Master Fund, Ltd. ("Laurus"), a Cayman Islands company, whereby Laurus agreed to reduce the monthly principal payments required under a June 30, 2006 $11 million secured non-convertible term note during the period of July 2007 to June 2008 from $150,000 to $100,000 per month. In addition, Laurus agreed to reduce the monthly principal payments required during the period of July 2008 to September 2008 from $400,000 to $100,000 per month. The net reduction of $1,500,000 will be deferred and payable at the June 2009 maturity date.


Item 9.01.  Financial Statements and Exhibits

      (d)   Exhibits

            Exhibit 10. Letter dated May 7, 2007 between GreenMan Technologies, Inc. and Laurus Master Fund, Ltd.



                                        SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GREENMAN TECHNOLOGIES, INC.
                                             (Registrant)



                                    By: /s/ Charles E. Coppa
                                          Charles E. Coppa
                                          Chief Financial Officer

Date:  May 9, 2007